UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 30, 2011
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 30, 2011, MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL), announced that its subsidiary, MidSouth Bank, N.A., has signed a definitive agreement with First Louisiana National Bank, a wholly owned subsidiary of First Bankshares of St. Martin, Ltd, to purchase substantially all of the assets and liabilities of the Breaux Bridge-based bank for approximately $11.5 million in cash and 725,000 shares of MidSouth’s common stock.  First Louisiana National Bank, with total assets of approximately $115 million, has three banking centers. In addition to its headquarters on Mills Avenue in Breaux Bridge, it also has locations in Lafayette and St. Martinville.  The transaction, which is subject to shareholder and regulatory approvals, is expected to close before the end of the year.  Additional information on the acquisition can be found on the Investor Relations tab of the Company’s website at www.midsouthbank.com.  A copy of the slides included under the Investor Relations tab are filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1           First Louisiana National Bank Acquisition slide deck

99.2           Press release dated August 30, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
Chief Financial Officer

Date:	August 30, 2011